UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 15, 2019, Stoneridge, Inc. (the “Company”) filed a Form 8-K (the “Initial 8-K”), disclosing that on January 11, 2019, employees at the Company’s Canton, Massachusetts facility (the “Canton Facility”) were informed that the Company was consolidating its manufacturing operations and closing the Canton Facility by the end of 2019. The closure is part of a Company initiative to realign its operations and engineering footprint to position the Company for future growth. The Canton Facility closure decision was made on January 10, 2019 by Company management with authority granted to management by the Company’s Board of Directors. This amendment is being filed to supplement the Initial 8-K to provide the estimated costs the Company expects to incur as a result of this initiative which includes employee severance, retention and termination costs, contract terminations costs, the non-cash write-off of impaired fixed assets and other transition costs. The Company expects to incur employee severance, retention and termination costs of between $6.2 million and $6.6 million, contract termination costs of approximately $0.1 million and non-cash write-offs of impaired fixed assets of approximately $0.2 million. The Company also expects to incur other transition costs for engineering function recruiting, relocation, duplicate wages and machinery and equipment move and set up costs of between $2.0 million and $2.6 million. The estimated total cost of the Canton Facility restructuring plan is between $8.5 million and $9.5 million and is expected to be incurred through 2020.

A copy of the Company’s press release announcing the Canton Facility closure was attached as Exhibit 99.1 to the Initial 8-K.

Forward-Looking Statements

Portions of this Current Report on Form 8-K contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company with the respect to the closure of the Canton Facility. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;

•	competitive market conditions and resulting effects on sales and pricing;

•	customer acceptance of new products;

•	our ability to successfully launch/produce products for awarded business;

•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;

•	our ability to protect our intellectual property and successfully defend against assertions made against us;

•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;

•	the failure to achieve the successful integration of any acquired company or business;

•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and

•	those items described in Part I, Item IA (“Risk Factors”) of the Company’s 2018 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 28, 2019	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer)